UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

SCHEDULE 14A

______________

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant:      X

Filed by a Party other than the Registrant:

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

  X

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

TOWERS WATSON & CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X

No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

Towers Watson & Co.

875 Third Avenue

New York, New York 10022

Telephone: 212-725-7550

This amendment provides further information with respect to Ms. Linda Rabbitt’s aggregate attendance at meetings of the Board of Directors and the Board committees on which she serves.  During the fiscal year ended June 30, 2011, Ms. Rabbitt attended five of the seven Board meetings; eight of the nine Compensation Committee meetings; and three of the four Risk Committee meetings.  In the aggregate, Ms. Rabbitt therefore attended 80% (16 of 20) meetings of the Board of Directors and the Board committees on which she serves.